Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Royale Energy, Inc. of our report dated March 14, 2016, relating to the financial statements of Royale Energy, Inc., appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the heading "Experts" in such Prospectus. .

SingerLewak LLP
Los Angeles, California
February 13, 2017